Exhibit 99.1

Teradyne Reports Fourth Quarter and Fiscal Year 2023 Results

•
Revenue of $671 million in Q4'23, down 8% from Q4'22
•
Revenue of $2,676 million in FY 2023, down 15% from FY 2022
•
Record Robotics revenue in Q4'23, up 50% from Q3'23 and 17% from Q4'22

	Q4'23	Q4'22	Q3'23	FY 2023	FY 2022
Revenue (mil)	$671	$732	$704	$2,676	$3,155
GAAP EPS	$0.72	$1.04	$0.78	$2.73	$4.22
Non-GAAP EPS	$0.79	$0.92	$0.80	$2.93	$4.25

NORTH READING, Mass. – January 30, 2024 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $671 million for the fourth quarter of 2023 of which $431 million was in Semiconductor Test, $86 million in System Test, $25 million in Wireless Test and $129 million in Robotics. GAAP net income for the fourth quarter was $117 million or $0.72 per diluted share. On a non-GAAP basis, Teradyne’s net income in the fourth quarter was $127 million, or $0.79 per diluted share, which excluded pension actuarial losses, acquired intangible asset amortization, restructuring and other charges, and included the related tax impact on non-GAAP adjustments.

“We closed out 2023 with Q4 revenue and profit in line with our guidance as strong demand for memory test systems and 50% quarterly growth of Robotics revenue offset weakening demand for System-on-a-Chip (SOC) test systems,” said Teradyne CEO Greg Smith. “Looking into the new year, we expect low tester utilization will impact demand in the first half of the year but anticipate the full year Semiconductor test demand to incrementally improve from 2023. In Robotics, after expected seasonal weakness in Q1, we project consistent quarterly growth powered by new products, new applications and improvements in our global distribution channels.”

Guidance for the first quarter of 2024 is revenue of $540 million to $590 million, with GAAP net income of $0.19 to $0.35 per diluted share and non-GAAP net income of $0.22 to $0.38 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the fourth quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Wednesday, January 31, 2024. Interested investors should access the webcast at www.teradyne.com and click on "Investors" at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, restructuring and other, pension actuarial gains and losses, stock compensation modification expense, discrete income tax adjustments, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) test technology helps bring high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its robotics offerings include collaborative and mobile robots that help manufacturers of all sizes increase productivity, improve safety, and lower costs. In 2023, Teradyne had revenue of $2.7 billion and today employs over 6,500 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc., in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements including statements regarding Teradyne’s future business prospects, financial performance or position and results of operations. You can identify forward-looking statements by their use of forward-looking words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “goal” or other comparable terms. Forward-looking statements in this press release address various matters, including statements regarding Teradyne’s financial guidance. Investors are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements due to known and unknown risks, uncertainties, assumptions, and other factors. Such factors include, but are not limited to, macroeconomic factors and slowdowns or downturns in economic conditions generally and in the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; a slowdown or inability in the development, delivery and acceptance of new products; the ability to grow the Robotics business; the impact of increased research and development spending; the impact of epidemics or pandemics such as COVID-19; the impact of a supply shortage on our supply chain and contract manufacturers; the consummation and success of any mergers or acquisitions; unexpected cash needs; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in Teradyne’s best interests; changes to U.S. or global tax regulations or guidance; the impact of any tariffs or export controls imposed by the U.S. or China; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei, HiSilicon and other customers or potential customers; the impact of U.S. Department

Commerce export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China; the impact of the Israel-Hamas conflict; the impact of regulations published by the U.S. Department of Commerce relating to semiconductors and semiconductor manufacturing equipment destined for certain end uses in China. The risks included above are not exhaustive. For a more detailed description of the risk factors associated with Teradyne, please refer to Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2023. Many of these factors are macroeconomic in nature and are, therefore, beyond Teradyne’s control. We caution readers not to place undue reliance on any forward-looking statements included in this press release which speak only as to the date of this press release. Teradyne specifically disclaims any obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2023

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended			Twelve Months Ended
	December 31, 2023	October 1, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net revenues	$670,600	$703,732	$731,836	$2,676,298	$3,155,045
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	291,055	305,441	311,387	1,139,550	1,287,894
Gross profit	379,545	398,291	420,449	1,536,748	1,867,151
Operating expenses:
Selling and administrative (2)	142,336	138,330	142,752	577,315	558,103
Engineering and development	102,207	104,413	108,810	418,089	440,591
Acquired intangible assets amortization	4,651	4,720	4,670	18,999	19,333
Restructuring and other (3)	6,027	6,856	(2,369)	21,277	17,185
Operating expenses	255,221	254,319	253,863	1,035,680	1,035,212
Income from operations	124,324	143,972	166,586	501,068	831,939
Interest and other (income) expense (4)	(15,482)	(308)	(28,651)	(24,504)	(8,446)
Income before income taxes	139,806	144,280	195,237	525,572	840,385
Income tax provision	22,752	16,164	22,936	76,820	124,884
Net income	$117,054	$128,116	$172,301	$448,752	$715,501

Net income per common share:
Basic	$0.77	$0.83	$1.11	$2.91	$4.52
Diluted	$0.72	$0.78	$1.04	$2.73	$4.22
Weighted average common shares - basic	152,812	153,762	155,762	154,310	158,434
Weighted average common shares - diluted (5)	162,106	164,050	165,468	164,304	169,734

Cash dividend declared per common share	$0.11	$0.11	$0.11	$0.44	$0.44

(1)
Cost of revenues includes:

	Quarter Ended			Twelve Months Ended
	December 31, 2023	October 1, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Provision for excess and obsolete inventory	$5,289	$11,728	$11,787	$28,358	$31,452
Sale of previously written down inventory	(1,115)	(1,198)	(828)	(5,161)	(1,808)
	$4,174	$10,530	$10,959	$23,197	$29,644

(2)
For the twelve months ended December 31, 2023, selling and administrative expenses included an equity charge of $5.9 million for the modification of Teradyne’s retired CEO’s outstanding equity awards in connection with his February 1, 2023 retirement.
(3)
Restructuring and other consists of:

	Quarter Ended			Twelve Months Ended
	December 31, 2023	October 1, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Acquisition and divestiture related expenses	$3,132	$—	$—	$3,132	$—
Employee severance	2,892	4,658	775	14,727	2,924
Contract termination	—	1,511	—	1,511	—
Litigation settlement	—	—	—	—	14,700
Gain on sale of asset	—	—	(3,410)	—	(3,410)
Other	3	687	266	1,907	2,971
	$6,027	$6,856	$(2,369)	$21,277	$17,185

(4)
Interest and other (income) expense includes:

	Quarter Ended			Twelve Months Ended
	December 31, 2023	October 1, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Pension actuarial losses (gains)	$2,575	$72	$(25,592)	$2,703	$(25,584)
Gain on foreign exchange option	(7,464)	—	—	(7,464)	—

(5)
Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended December 31, 2023, October 1, 2023 and December 31, 2022, 0.2 million, 0.6 million and 1.2 million shares, respectively, have been included in diluted shares. For the twelve months ended December 31, 2023 and December 31, 2022, 0.6 million and 1.8 million shares, respectively, have been included in diluted shares. For the quarters ended December 31, 2023, October 1, 2023 and December 31, 2022, diluted shares also included 8.6 million, 9.2 million and 7.9 million shares, respectively, from the convertible note hedge transaction. For the twelve months ended December 31, 2023 and December 31, 2022, diluted shares included 8.9 million and 8.8 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$757,571	$854,773
Marketable securities	62,154	39,612
Accounts receivable, net	422,124	491,145
Inventories, net	309,974	325,019
Prepayments	548,970	532,962
Other current assets	37,992	14,404
Current assets held for sale	23,250	—
Total current assets	2,162,035	2,257,915
Property, plant and equipment, net	445,492	418,683
Operating lease right-of-use assets, net	73,417	73,734
Marketable securities	117,434	110,777
Deferred tax assets	175,775	142,784
Retirement plans assets	11,504	11,761
Other assets	38,580	28,925
Acquired intangible assets, net	35,404	53,478
Goodwill	415,652	403,195
Assets held for sale	11,531	—
Total assets	$3,486,824	$3,501,252
Liabilities
Accounts payable	$180,131	$139,722
Accrued employees’ compensation and withholdings	191,750	212,266
Deferred revenue and customer advances	99,804	148,285
Other accrued liabilities	114,712	112,271
Operating lease liabilities	17,522	18,594
Income taxes payable	48,653	65,010
Current debt	—	50,115
Current liabilities held for sale	7,379	—
Total current liabilities	659,951	746,263
Retirement plans liabilities	132,090	116,005
Long-term deferred revenue and customer advances	37,282	45,131
Long-term other accrued liabilities	19,998	15,981
Deferred tax liabilities	183	3,267
Long-term operating lease liabilities	65,092	64,176
Long-term income taxes payable	44,331	59,135
Liabilities held for sale	2,000	—
Total liabilities	960,927	1,049,958
Shareholders’ equity	2,525,897	2,451,294
Total liabilities and shareholders’ equity	$3,486,824	$3,501,252

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Net income	$117,054	$172,301	$448,752	$715,501
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	23,260	22,861	92,118	90,763
Stock-based compensation	12,443	10,808	57,682	48,228
Provision for excess and obsolete inventory	5,289	11,787	28,358	31,452
Amortization	4,685	4,900	18,768	19,912
Deferred taxes	(13,616)	(10,320)	(37,642)	(38,693)
(Gains) losses on investments	(11,756)	(1,451)	(14,915)	9,985
Retirement plans actuarial losses (gains)	2,575	(25,592)	2,703	(25,584)
Gains on sale of asset	—	(3,410)	—	(3,410)
Other	(811)	1,621	(955)	2,353
Changes in operating assets and liabilities
Accounts receivable	40,786	46,380	70,977	50,628
Inventories	(1,068)	(11,992)	5,327	(80,809)
Prepayments and other assets	20,881	(46,382)	(43,101)	(140,713)
Accounts payable and other liabilities	42,783	11,911	46,782	(60,507)
Deferred revenue and customer advances	(7,693)	(337)	(57,210)	(6,233)
Retirement plans contributions	(1,794)	(1,219)	(5,492)	(5,116)
Income taxes	15,762	1,536	(26,921)	(29,834)
Net cash provided by operating activities	248,780	183,402	585,231	577,923
Cash flows from investing activities:
Purchases of property, plant and equipment	(44,336)	(34,577)	(159,642)	(163,249)
Purchases of marketable securities	(24,120)	(20,234)	(161,906)	(287,409)
Proceeds from sales of marketable securities	24,438	8,858	61,401	268,058
Proceeds from maturities of marketable securities	13,595	40,849	85,042	222,941
Issuance of convertible loan	—	—	(5,000)	—
Proceeds from life insurance	—	—	460	—
Proceeds from sale of asset	—	3,410	—	3,410
Net cash (used for) provided by investing activities	(30,423)	(1,694)	(179,645)	43,751
Cash flows from financing activities:
Repurchase of common stock	(50,749)	(2,082)	(397,241)	(752,082)
Payments of convertible debt principal	(23,529)	(14,754)	(50,264)	(66,759)
Dividend payments	(16,797)	(17,133)	(67,878)	(69,711)
Payments related to net settlement of employee stock compensation awards	(202)	(183)	(20,788)	(33,170)
Issuance of common stock under stock purchase and stock option plans	175	—	34,259	28,733
Net cash used for financing activities	(91,102)	(34,152)	(501,912)	(892,989)
Effects of exchange rate changes on cash and cash equivalents	(6,645)	(3,529)	(876)	3,889
Increase (decrease) in cash and cash equivalents	120,610	144,027	(97,202)	(267,426)
Cash and cash equivalents at beginning of period	636,961	710,746	854,773	1,122,199
Cash and cash equivalents at end of period	$757,571	$854,773	$757,571	$854,773

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	December 31, 2023	% of Net Revenues	October 1, 2023	% of Net Revenues	December 31, 2022	% of Net Revenues
Net revenues	$670.6		$703.7		$731.8
Gross profit GAAP and non-GAAP	379.5	56.6%	398.3	56.6%	420.4	57.4%
Income from operations - GAAP	124.3	18.5%	144.0	20.5%	166.6	22.8%
Restructuring and other (1)	6.0	0.9%	6.9	1.0%	(2.4)	-0.3%
Acquired intangible assets amortization	4.7	0.7%	4.7	0.7%	4.7	0.6%
Income from operations - non-GAAP	$135.0	20.1%	$155.6	22.1%	$168.9	23.1%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	December 31, 2023	% of Net Revenues	Basic	Diluted	October 1, 2023	% of Net Revenues	Basic	Diluted	December 31, 2022	% of Net Revenues	Basic	Diluted
Net income - GAAP	$117.1	17.5%	$0.77	$0.72	$128.1	18.2%	$0.83	$0.78	$172.3	23.5%	$1.11	$1.04
Restructuring and other (1)	6.0	0.9%	0.04	0.04	6.9	1.0%	0.04	0.04	(2.4)	-0.3%	(0.02)	(0.01)
Acquired intangible assets amortization	4.7	0.7%	0.03	0.03	4.7	0.7%	0.03	0.03	4.7	0.6%	0.03	0.03
Pension mark-to-market adjustment (2)	2.6	0.4%	0.02	0.02	0.1	0.0%	0.00	0.00	(25.6)	-3.5%	(0.16)	(0.15)
Gain on foreign exchange option	(7.5)	-1.1%	(0.05)	(0.05)	—	—	—	—	—	—	—	—
Exclude discrete tax adjustments	3.3	0.5%	0.02	0.02	(4.8)	-0.7%	(0.03)	(0.03)	(2.8)	-0.4%	(0.02)	(0.02)
Non-GAAP tax adjustments	1.0	0.1%	0.01	0.01	(3.5)	-0.5%	(0.02)	(0.02)	4.5	0.6%	0.03	0.03
Convertible share adjustment (3)	—	—	—	—	—	—	—	—	—	—	—	0.01
Net income - non-GAAP	$127.2	19.0%	$0.83	$0.79	$131.5	18.7%	$0.86	$0.80	$150.8	20.6%	$0.97	$0.92

GAAP and non-GAAP weighted average common shares - basic	152.8				153.8				155.8
GAAP weighted average common shares - diluted	162.1				164.1				165.5
Exclude dilutive shares related to convertible note transaction	(0.2)				(0.6)				(1.2)
Non-GAAP weighted average common shares - diluted	161.9				163.4				164.3

(1)
Restructuring and other consists of:

	Quarter Ended
	December 31, 2023	October 1, 2023	December 31, 2022
Acquisition and divestiture related expenses	$3.1	$—	$—
Employee severance	2.9	4.7	0.8
Contract termination	—	1.5	—
Gain on sale of asset	—	—	(3.4)
Other	—	0.6	0.3
	$6.0	$6.9	$(2.4)

(2)
For the quarters ended December 31, 2023, October 1, 2023 and December 31, 2022 adjustment to exclude actuarial (gain) loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.

(3)
For the quarter ended December 31, 2022, the non-GAAP diluted EPS calculation adds back $0.2 million of convertible debt interest expense to non-GAAP net income. For the quarters ended December 31, 2023, October 1, 2023, and December 31, 2022, non-GAAP weighted average diluted common shares include 8.6 million, 9.2 million and 7.9 million shares, respectively, from the convertible note hedge transaction.

	Twelve Months Ended
	December 31, 2023	% of Net Revenues	December 31, 2022	% of Net Revenues
Net Revenues	$2,676.3		$3,155.0
Gross profit GAAP and non-GAAP	1,536.7	57.4%	1,867.2	59.2%
Income from operations - GAAP	501.1	18.7%	831.9	26.4%
Restructuring and other (1)	21.3	0.8%	17.2	0.5%
Acquired intangible assets amortization	19.0	0.7%	19.3	0.6%
Equity modification charge (2)	5.9	0.2%	—	—
Income from operations - non-GAAP	$547.3	20.4%	$868.4	27.5%

			Net Income per Common Share				Net Income per Common Share
	December 31, 2023	% of Net Revenues	Basic	Diluted	December 31, 2022	% of Net Revenues	Basic	Diluted
Net income - GAAP	$448.8	16.8%	$2.91	$2.73	$715.5	22.7%	$4.52	$4.22
Restructuring and other (1)	21.3	0.8%	0.14	0.13	17.2	0.5%	0.11	0.10
Acquired intangible assets amortization	19.0	0.7%	0.12	0.12	19.3	0.6%	0.12	0.11
Equity modification charge (2)	5.9	0.2%	0.04	0.04	—	—	—	—
Pension mark-to-market adjustment (3)	2.7	0.1%	0.02	0.02	(25.6)	-0.8%	(0.16)	(0.15)
Gain on foreign exchange option	(7.5)	-0.3%	(0.05)	(0.05)	—	—	—	—
Exclude discrete tax adjustments	(3.4)	-0.1%	(0.02)	(0.02)	(12.1)	-0.4%	(0.08)	(0.07)
Non-GAAP tax adjustments	(7.7)	-0.3%	(0.05)	(0.05)	(1.4)	0.0%	(0.01)	(0.01)
Convertible share adjustment (4)	—	—	—	0.01	—	—	—	0.05
Net income - non-GAAP	$479.1	17.9%	$3.10	$2.93	$712.9	22.6%	$4.50	$4.25

GAAP and non-GAAP weighted average common shares - basic	154.3				158.4
GAAP weighted average common shares - diluted	164.3				169.7
Exclude dilutive shares from convertible note	(0.6)				(1.8)
Non-GAAP weighted average common shares - diluted	163.7				167.9

(1)
Restructuring and other consists of:

	Twelve Months Ended
	December 31, 2023	December 31, 2022
Employee severance	$14.8	$2.9
Acquisition and divestiture related expenses	3.1	—
Contract termination	1.5	—
Litigation settlement	—	14.7
Gain on sale of asset	—	(3.4)
Other	1.9	3.0
	$21.3	$17.2

(2)
For the twelve months ended December 31, 2023, selling and administrative expenses include an equity charge of $5.9 million for the modification of Teradyne’s retired CEO’s outstanding equity awards in connection with his February 1, 2023 retirement.

(3)
For the twelve months ended December 31, 2023 and December 31, 2022, adjustment to exclude actuarial (gain) loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting.
(4)
For the twelve months ended December 31, 2023 and December 31, 2022, the non-GAAP diluted EPS calculation adds back $0.2 million and $1.0 million, respectively, of convertible debt interest expense to non-GAAP net income. For the twelve months ended December 31, 2023 and December 31, 2022, non-GAAP weighted average diluted common shares include 8.9 million and 8.8 million shares, respectively, related to the convertible debt hedge transaction.

GAAP to Non-GAAP Reconciliation of First Quarter 2024 guidance:

GAAP and non-GAAP first quarter revenue guidance:	$540 million	to	$590 million
GAAP net income per diluted share	$0.19		$0.35
Exclude acquired intangible assets amortization	0.03		0.03
Exclude restructuring and other charges	0.01		0.01
Non-GAAP tax adjustments	(0.01)		(0.01)
Non-GAAP net income per diluted share	$0.22		$0.38

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations